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                                                                    EXHIBIT 10.1

                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into effective as of January 1, 2003 and is by and between EOTT ENERGY LLC, a Delaware limited liability company (the "Administrator") and EOTT ENERGY GENERAL PARTNER, L.L.C., a Delaware limited liability company (the "Partnership General Partner") and the general partner of EOTT Energy Liquids, L.P., EOTT Energy Operating Limited Partnership, EOTT Energy Pipeline Limited Partnership and EOTT Energy Canada Limited Partnership (collectively, the "Partnerships").

                                    RECITALS:

         The Partnership General Partner has been vested with all management powers over the business and affairs of the Partnerships.

         The Partnership General Partner proposes to contract with the Administrator for the provision of services in connection with the day-to-day business and affairs of the Partnerships and any other Person (as defined below) that may become a Partnership (as defined below) in the future.

         The Administrator and the Partnership General Partner desire by their execution of this Agreement to evidence their understanding with respect to the terms and conditions upon which the Administrator and its Affiliates (as defined below) will provide services on behalf of the Partnership General Partner to any Partnership in connection with the day-to-day business and affairs of such Partnership.

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. Capitalized terms used herein but not defined elsewhere shall have the following meanings.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question; provided however, that for the purposes of this Agreement, the Partnership General Partner and any Person controlled by the Partnership General Partner or any Partnership shall be deemed not to be Affiliates of the Administrator.

         "Partnership" shall mean the Partnerships and any other partnership or other entity of which the Partnership General Partner becomes the general partner, managing general partner or manager or for which it becomes responsible for performing similar management functions.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                                   ARTICLE II
                                    SERVICES

         2.1 TERM; SERVICES. In exchange for the reimbursement described in
Section 3.1, the Administrator agrees to provide the Partnership General Partner with the administrative services listed below and such additional services as the Partnership General Partner may establish and authorize the



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Administrator to provide from time to time (the services to be provided by the
Administrator being herein referred to as the "Services"):

         (i) The day-to-day supervision, administrative liaison and related services, including, without limitation legal, accounting, planning support, budgeting support, technical, insurance administration, treasury services, tax and external audit services required in connection with the business and affairs of the Partnership General Partner and the Partnerships.

         (ii) The commercial, marketing and operations support required to conduct the commercial activities and operations of the Partnerships.

         (iii) The preparation for signature by an authorized officer of all documents and instruments required to be signed by or otherwise appropriate for signature by the Partnership General Partner.

         (iv) The maintenance of capital accounts for each owner of any Partnership that is required to maintain capital accounts.

         (v) The calculation of available cash of any Partnership that is required to do so and the making of all distributions of cash authorized by the Partnership General Partner or otherwise required to be made.

         (vi) The taking or provision of custody of funds, notes, drafts, acceptances, commercial paper and other securities belonging to any Partnership; maintain bank accounts in one or more banking institutions; deposit funds of the Partnership General Partner or any Partnership in its respective accounts and disburse funds therefrom, in each case as necessary to satisfy the obligations of each of them in connection with the conduct of its business and affairs; invest available funds of the Partnership General Partner or any Partnership; and keep appropriate records in connection with all the above transactions.

         (vii) The maintenance of all books and records relating to the business and affairs of the Partnership General Partner and any Partnership.

         (viii) The preparation and submission each year of an estimate of distributable cash flows, operating expenses, equity earnings, investment income, interest expense, direct charges, equity contributions and capital expenditures (and a financing plan relating to such contributions or expenditures, if necessary) of the Partnerships that the Administrator anticipates for the ensuing calendar year. Except as the Partnership General Partner may otherwise direct, any budgets approved by the Partnership General Partner shall constitute authorization of the Administrator to incur the expenditures contained therein on behalf of the Partnership General Partner or any Partnership.

         (ix) The preparation of all tax returns and the administration of the tax matters relating to any Partnership.

         (x) The transfer of interests or issuance of new interests in any Partnership and the admission of substitute or new partners, members or shareholders, as authorized by the Partnership General Partner.

         (xi) The conduct of such internal audits as may be requested from time to time by the Partnership General Partner.



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         The above Services will be performed in accordance with such policies and directives as may be issued from time to time by the Partnership General Partner.

         2.2 AFFILIATES. At its election, the Administrator may cause one or more of its Affiliates or third-party contractors to provide the Services; provided, however, that the Administrator shall remain responsible for the provision of the Services in accordance with this Agreement.

                                   ARTICLE III
                   FINANCIAL, ACCOUNTING AND BILLING PRACTICES

         3.1 ACCOUNTING AND COMPENSATION. (a) The Administrator shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with the provision of Services hereunder in the manner set forth in the Accounting Procedure set forth on Exhibit A hereto (the "Accounting Procedure").

         (b) As compensation for the provision of the Services by the Administrator, the Partnership General Partner agrees to reimburse the Administrator for all reasonable and proper costs, expenses and expenditures incurred by the Administrator or its Affiliates in connection with the provision of Services to such entity at the rate and in the manner set forth in the Accounting Procedure (the aggregate amount of all such costs and expenses being herein referred to as the "Reimbursement Amount"); provided, however, that costs incurred by the Administrator under Section 4.3(d) shall not be reimbursed by the Partnership General Partner. In addition, the Partnership General Partner shall pay all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time in respect of the Services provided to it by the Administrator or its Affiliates. It is the intent of the parties that the Administrator shall carry out its Services hereunder on a fully reimbursed basis without profit or loss. To the extent that a deviation from this standard occurs, appropriate adjustments will promptly be made.

         (c) To the extent that the Administrator enters into activities other than the discharge of its responsibilities under this Agreement, the Administrator shall separately account for all such costs, expenses and expenditures, and the Partnership General Partner shall not be billed for such costs, expenses or expenditures.

         3.2 INVOICES. (a) The Administrator shall bill the Partnership General Partner for its Services at such times as it deems appropriate, and the Partnership General Partner shall promptly transmit payment for all bills presented.

         (b) Payment of any such bills shall not prejudice the right of the Partnership General Partner to protest or question the correctness thereof; provided, however, all bills and statements rendered to the Partnership General Partner by the Administrator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless prior to the end of said 24-month period the Partnership General Partner takes written exception thereto and makes claim on the Administrator for adjustment. No adjustment favorable to the Administrator shall be made unless written notice of such adjustment is received by the Partnership General Partner within the same prescribed period.

         3.3 DISPUTES; DEFAULT. The Partnership General Partner may, within the time period provided in Section 3.4, take written exception to any bill or statement rendered by the Administrator for any expenditure or any part thereof, on the grounds that the same was not a reasonable, authorized, and proper cost incurred by the Administrator in connection with the provision of the Services. The Partnership General Partner shall nevertheless pay in full when due the amount of all statements submitted by the Administrator. Such payment shall not be deemed a waiver of the right of the Partnership General Partner to recoup any contested portion of any bill or statement. If, however, the amount as to which such written exception is taken or any part thereof is ultimately determined by the



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Partnership General Partner not to be a reasonable, authorized and proper expense incurred by the Administrator in connection with the provision of the Services, such amount or portion thereof (as the case may be) shall be refunded by the Administrator to the Partnership General Partner together with interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to the prime rate charged by Citibank, N.A. in New York, New York from time to time to responsible commercial and industrial borrowers during the period from the date of payment by the Partnership General Partner to the date of refund by the Administrator.

         3.4 AUDIT. The Partnership General Partner, after fifteen (15) days' notice in writing to the Administrator, shall have the right during normal business hours to audit, at its own expense or at the expense of any Partnership, all books and records of the Administrator. Such audits shall not be commenced more often than twice each calendar year. The Partnership General Partner shall have two (2) years after the close of a calendar year in which to make an audit of the Administrator's records for such calendar year. Absent fraud or intentional concealment or misrepresentation by the Administrator or its employees, the Administrator shall neither be required nor permitted to adjust any item unless a claim therefor is presented or adjustment is initiated within two (2) years after the close of the calendar year in which the statement therefor is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct. The Administrator shall obtain similar rights from contractors, consultants and suppliers engaged to perform any of the Services on behalf of the Administrator.

                                   ARTICLE IV
                     REPORTING, RECORDS AND RESPONSIBILITIES

         4.1 REPORTS TO COMMITTEES. The Administrator shall make reports to and consult with any committee established from time to time by the Partnership General Partner or a Partnership in the form and at the times requested by such committee.

         4.2 MAINTENANCE OF RECORDS; ACCESS TO INFORMATION AND MATERIALS. (a) The Administrator shall maintain accurate books and records in accordance with generally accepted accounting principles and practices covering all of the Administrator's actions under this Agreement.

         (b) The Administrator shall have access to any records, information or other input from the Partnership General Partner and any Partnership that is necessary for the Administrator to perform the Services. If the Partnership General Partner or a Partnership fails to make available or supply such information or input and such failure renders the Administrator's performance of any Services unreasonably difficult, the Administrator, upon reasonable notice to the applicable party, may refuse to perform such Services.

         4.3 WARRANTY; LIMITATION OF LIABILITY; NATURE OF RELATIONSHIP; INDEMNITY. (a) The Administrator represents that it will discharge its duties hereunder in good faith and with reasonable diligence. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, THE ADMINISTRATOR MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES. IN NO EVENT SHALL THE ADMINISTRATOR OR ITS AFFILIATES BE LIABLE TO THE PARTNERSHIP GENERAL PARTNER, ANY PARTNERSHIP OR ANY OTHER PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF THE SERVICES, REGARDLESS OF WHETHER THE ADMINISTRATOR, ITS AFFILIATES, OR OTHERS MAY BE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT; PROVIDED HOWEVER, THAT THE ADMINISTRATOR SHALL BE LIABLE FOR ANY DAMAGES ARISING OUT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.



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         (b) The relationship of the Administrator and its Affiliates with the
Partnership General Partner established under this Agreement will be that of an independent contractor, and in no event shall any party hereto be deemed a partner, co-venturer or agent of the other party hereto.

         (c) The Partnership General Partner agrees, with respect to the Services provided to such entity hereunder, to indemnify, defend and hold harmless the Administrator and its Affiliates, and their respective employees, officers, directors, representatives and agents, from and against all claims, losses, costs, damages and expenses (including, without limitation, attorneys' fees and expenses), penalties and liabilities (collectively, "Liabilities") arising out of the acts (or failure to act) by any such persons or entities in connection with the performance by such persons or entities of such Services, REGARDLESS OF WHETHER THE ADMINISTRATOR OR SUCH OTHER PERSONS OR ENTITIES MAY BE WHOLLY, CONCURRENTLY, PARTIALLY OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT IN CONNECTION THEREWITH; PROVIDED, HOWEVER, THAT THE ADMINISTRATOR SHALL NOT BE INDEMNIFIED FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATOR OR ITS AFFILIATES.

         (d) The Administrator shall indemnify, defend and hold the Partnership General Partner, any Partnership and their respective employees, directors, officers, representatives and agents harmless from and against all Liabilities arising out of the performance of this Agreement and resulting from the gross negligence or willful misconduct of the Administrator or its Affiliates.

         4.4 FORCE MAJEURE. The Administrator shall have no obligation to perform the Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment, or any other cause or circumstance, whether similar or dissimilar to the foregoing causes or circumstances, beyond the reasonable control of the Administrator REGARDLESS OF WHETHER THE ADMINISTRATOR MAY BE WHOLLY, CONCURRENTLY, PARTIALLY OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT IN CONNECTION WITH SUCH FAILURE TO PERFORM THE SERVICES, EXCEPT TO THE EXTENT THAT THE FAILURE WAS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATOR OR ITS AFFILIATES.

         4.5 CONFIDENTIALITY. Because the information and knowledge gained during the performance of services hereunder may consist of valuable propriety information, the misuse or disclosure of which could cause substantial damage to the Partnership General Partner or a Partnership, any and all information obtained by the Administrator in performance of the obligations hereunder shall be held in strict confidence by the Administrator, its employees or agents except as needed to comply with the purposes of this Agreement. Any contracts entered into by the Administrator related to its obligations under this Agreement shall contain a provision which similarly restricts the use and disclosure of such information, unless such contract relates to matters that will not involve access by the contracting party to any confidential information regarding the business of the Partnership General Partner or any Partnership.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 CHOICE OF LAW. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

         5.2 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.



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         5.3 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         5.4 AMENDMENT AND TERMINATION. This Agreement may be amended from time to time only by a written amendment signed by the Partnership General Partner and the Administrator. Either the Partnership General Partner or the Administrator may terminate this Agreement at any time upon thirty (30) days' written notice.

         5.5 ASSIGNMENT. Except for the right of the Administrator to cause one or more of its Affiliates to perform certain of the Services, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party hereto.

         5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         5.7 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         5.8 GENDER; ARTICLES AND SECTIONS. Whenever the context requires the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

         5.9 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         5.10 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

         5.11 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

         5.12 NEGATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no limited partner, assignee or other Person shall have the right, separate and apart from the Partnership General Partner, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the date written above.


                                          EOTT ENERGY LLC



                                          By:
                                             -----------------------------------
                                          Dana R. Gibbs
                                          President and Chief Executive Officer

                                          Address for Notice:

                                          P.O Box 4666
                                          Houston, Texas 77210-4666
                                          Attention:  General Counsel
                                          Fax No.:  (713) 402-2806


                                          EOTT ENERGY GENERAL PARTNER, L.L.C.



                                          By:
                                             -----------------------------------
                                          Dana R. Gibbs
                                          President and Chief Executive Officer

                                          Address for Notice:

                                          P.O Box 4666
                                          Houston, Texas 77210-4666
                                          Attention:  General Counsel
                                          Fax No.: (713) 402-2806


Attachment

Exhibit A - Accounting Procedures



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                                    EXHIBIT A
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                              ACCOUNTING PROCEDURES

                  Subject to the limitations hereinafter prescribed and the provisions of the Administrative Services Agreement (the "Agreement") to which this Accounting Procedure is an exhibit, the Administrator shall charge the Partnership General Partner for all costs and expenses incurred by the Administrator (except those costs incurred pursuant to Section 4.3(d) of the Agreement) in connection with the performance of its duties and responsibilities under the Agreement, including, but not limited to, the following items:

         a. ADMINISTRATIVE AND GENERAL EXPENSE. All administrative and general expenditures, including salaries and related benefits and expenses of personnel who render services related to the administration of the Partnership General Partner and the Partnerships, including, but not limited to, Accounting, Administrative, Marketing, Personnel, Legal, Risk Management, Treasury and Audit, will be charged on the basis of costs incurred. Such expenditures related to personnel who are not employed full time in rendering services to the Partnership General Partner under the Agreement shall be allocated to the Partnership General Partner in a fair and reasonable manner.

         b. REIMBURSABLE EXPENSES OF EMPLOYEES. Reasonable personal expenses of employees whose salaries and wages are chargeable under paragraph a. above; provided, however, that such expenses shall be reimbursed only to the extent such expense relates to the provision of the Services.

         c. SERVICES. The cost of contract services and utilities procured from outside sources.

         d. LEGAL EXPENSES AND CLAIMS. All fees and expenses of outside legal counsel engaged to handle matters for the Partnership General Partner or the Partnerships. All costs and expenses of handling, investigating, and settling litigation or claims at the request of the Partnership General Partner, including, but not limited to, attorneys' fees, court costs, costs of investigation or procuring evidence and any judgments paid or amounts paid in settlement or satisfaction of any such litigation or claims. The Administrator shall credit the Partnership General Partner or the appropriate Partnership for judgments received or amounts received in settlement of any such litigation.

         e. TAXES. All taxes of every kind and nature assessed or levied upon or incurred in connection with the provision of the Services and which taxes have been paid by the Administrator for the benefit of the Partnership General Partner or any of the Partnerships, including charges for late payment arising from extensions of the time for filing which is caused by the Partnership General Partner.

         f. INSURANCE. Net of any returns, refunds or dividends, all premiums paid and expenses incurred for insurance carried for the benefit of the Partnership General Partner or a Partnership.

         g. PERMITS, LICENSES AND BOND. Cost of permits, licenses and bond premiums necessary in the performance of the Administrator's duties under the Agreement.

         h.       RENTALS. All rentals paid by the Administrator.




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